EXHIBIT 10.1

THIRD AMENDMENT TO LEASE

I. PARTIES AND DATE.

This Amendment to Lease dated March 14, 2006, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation ("Landlord"), and ACACIA RESEARCH CORPORATION, a Delaware corporation ("Tenant').

II. RECITALS.

On January 28, 2002, Landlord and Tenant entered into an office space lease for space in a building located at 500 Newport Center Drive, Suite 700, Newport Beach, California ("Premises"), which lease was amended by a First Amendment to Lease dated August 13, 2004, wherein Suite 780 was added to the Premises, and a Second Amendment to Lease dated February 9, 2005, wherein Suite 750 was added to the Premises (as amended, the "Lease").

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, adjust the Basic Rent, and make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Item 5 is hereby deleted in its entirety and the following substituted in lieu thereof:

"5. Lease Term: The Term of this Lease shall expire at midnight on February 29, 2012."

2. Effective as of February 15, 2007, Item 6 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

"6. Basic Rent: Forty-Five Thousand Five Hundred Twenty-Five Dollars ($45,525.00) per month.

Rental Adjustments:

Commencing February 15, 2008, the Basic Rent shall be Forty-Seven Thousand Three Hundred Forty-Six Dollars ($47,346.00) per month.

Commencing February 15, 2009, the Basic Rent shall be Forty-Nine Thousand Two Hundred Thirty-Nine Dollars and Eighty-Four Cents ($49,239.84) per month.

Commencing February 15, 2010, the Basic Rent shall be Fifty-One Thousand Two Hundred Nine Dollars and Forty-Three Cents ($51,209.43) per month.

Commencing February 15, 2011, the Basic Rent shall be Fifty-Three Thousand Two Hundred Fifty-Seven Dollars and Eighty-One Cents ($53,257.81) per month."

3. Effective as of February 15, 2007, Item 7 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

"7. Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2007.

Building Cost Base: The Building Costs per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2007.

Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30."

4. Effective as of February 15, 2007, Item 12 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

"12. Parking: Forty-Four (44) unreserved vehicle parking spaces."

B. Operating Expenses. Notwithstanding any contrary provision in the Lease, Landlord hereby agrees that Tenant shall not be obligated to pay Landlord for Operating Expenses accruing during the twelve (12) month period commencing February 15, 2007.

C. Right of First Offer. Section 2.4 of the Lease entitled "Right of First Offer' is hereby deleted in its entirety and nothing shall be substituted in lieu thereof.

D. Right to Extend This Lease. Section 3.2 of the Lease entitled "Right to Extend This Lease" shall remain in full force and effect during the extension period ending February 29, 2012.

E. Parking. Notwithstanding any contrary provision in the Lease, effective as of February 15, 2007, Landlord shall provide to Tenant, and Tenant may lease from Landlord, all or a portion of the vehicle parking spaces set forth in Item 12 of the Basic Lease Provisions (as reflected in the revised parking allotment set forth in Section III.A.4 oft is Amendment) (the "Allotted Stalls"). Landlord agrees that Tenant may convert up to ten (10) of the Allotted Stalls to reserved stalls by providing written notice of such election to Landlord prior to February 15, 2007 (the "Converted Stalls"). Tenant acknowledges that, if such written notice of election is not delivered to Landlord prior to February 15, 2007, then the conversion of the unreserved stalls to reserved stalls shall be subject to the month to month availability of such reserved stalls as determined by Landlord. Any of the Allotted Stalls (including the Converted Stalls) that Tenant fails to lease continuously from and after February 15, 2007, shall thereafter be at Landlord's scheduled rates from time to time. Effective as of February 15, 2007 and subject to the foregoing, the stall charges for the foregoing stalls shall be Seventy Dollars ($70.00) per unreserved Allotted Stall per month, and One Hundred Dollars ($100.00) per Converted Stall per month, if applicable; provided that each of such rates shall be increased in the amount of Five Dollars ($5.00) per month on each annual anniversary of February 15, 2007, commencing February 15, 2008 and continuing through February 29, 2012. Thereafter, the stall charges shall be at Landlord's scheduled parking rates from time to time.

F. Tenant Improvement. Subject to the provisions below, Landlord shall cause its contractor to repaint all painted wall surfaces in the Premises with Landlord's building standard paint. Landlord's total contribution for the Tenant Improvements shall not exceed Twenty-Two Thousand Ninety-Six Dollars ($22,096.00) ("Landlord Contribution"). It is understood that Landlord shall be entitled to a supervision/administrative fee equal to five percent (5%) of the total hard and soft construction cost, which fee shall be paid from the Landlord Contribution. Any excess cost shall be borne solely by Tenant and shall be paid to Landlord within ten (10) days following Landlord's billing for such excess cost. It is further understood that the re-painting shall be completed during Tenant's occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage which may result and that no rental abatement shall result while the Premises are being repainted. Tenant further agrees that it shall be solely responsible for relocating its office equipment, furniture and furnishings in the Premises as necessary in order to accommodate such improvement work. Tenant shall notify Landlord in writing if and when it desires to have Landlord perform the foregoing work and shall allow Landlord sufficient access to the Premises therefor; provided, however, that if the Tenant Improvements are not completed by February 15, 2008, for any reason other than a delay caused by Landlord, then Landlord shall have no further responsibility to perform any such work.

IV. GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:	TENANT:

THE IRVINE COMPANY LLC	ACACIA RESEARCH CORPORATION

By: /S/ STEVEN M. CASE	By: /S/ PAUL R. RYAN
Steven M. Case Senior Vice President, Leasing Office Properties	Printed Name: Paul Ryan Title: Chairman & CEO

By: /S/ STEVEN E. CLATON	By: /S/ CLAYTON J. HAYNES
Steven E. Claton Vice President, Office Properties	Printed Name: Clayton J. Haynes Title: CFO

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